UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2007

GENESIS HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50351	20-0023783
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

101 East State Street, Kennett Square, PA 19348

(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code:  610-444-6350

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On June 20, 2007, Genesis HealthCare Corporation (the “Company”) and certain of its subsidiaries entered into amendments to the indentures governing its 8% Senior Subordinated Notes due 2013 (the “8% Notes”) and its 2.5% Convertible Senior Subordinated Debentures due 2025 (the “2.5% Notes” and together with the 8% Notes, the “Notes”) to eliminate substantially all of the restrictive covenants and certain events of default included in the indentures under which the Notes were issued.  The supplemental indentures relating to the Notes containing the proposed amendments have been executed by the Company, its subsidiaries that guarantee the Company’s obligations under the Notes and the trustee under the indentures.  These amendments were entered into in connection with the tender offers and consent solicitations made by GEN Acquisition Corp. (“GEN Acquisition”) and will become effective only upon acceptance for purchase by GEN Acquisition of at least the required amount of each of the 8% Notes and the 2.5% Notes.

The tender offers are being made in connection with the agreement and plan of merger dated as of January 15, 2007, as amended, among GEN Acquisition, the Company and GEN Acquisition’s parent, FC-GEN Acquisition, Inc. (“Parent”), that provides for the merger of GEN Acquisition with and into the Company, with the Company being the surviving corporation in the merger (the “Merger”).  GEN Acquisition and Parent are owned by affiliates of Formation Capital, LLC and affiliates of JER Partners, which is the private equity investment group affiliated with J.E. Robert Company, Inc.

On June 21, 2007, GEN Acquisition announced that as of midnight, New York City time, on June 20, 2007, holders of over 99.5% of the outstanding principal amount of 8% Notes and holders of over 99.9% of the outstanding principal amount of 2.5% Notes had validly tendered their Notes and consented to the amendments to the indentures and the execution of the supplemental indentures.  The consummation of the tender offers and consent solicitations, and the effectiveness of the supplemental indentures, are subject to, among other things, the satisfaction or waiver of all conditions to the consummation of the Merger.

The foregoing description is qualified in its entirety by reference to the full text of the Fourth Supplemental Indenture to the Indenture, dated as of October 28, 2003, among the Company, the subsidiary guarantors named therein and the trustee, as supplemented by the first, second and third supplemental indentures dated as of January 20, 2004, March 16, 2005 and February 27, 2007, respectively, and the Second Supplemental Indenture to the Indenture, dated as of March 2, 2005, among the Company, the subsidiary guarantors named therein and the trustee, as supplemented by the first supplemental indenture dated as of February 27, 2007, copies of which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

4.1

Fourth Supplemental Indenture to the Indenture, dated as of October 28, 2003, among Genesis HealthCare Corporation, the subsidiary guarantors named therein and The Bank of New York, as trustee, as supplemented by the first, second and third supplemental indentures dated as of January 20, 2004, March 16, 2005 and February 27, 2007, respectively.

4.2	Second Supplemental Indenture to the Indenture, dated as of March 2, 2005, among Genesis HealthCare Corporation, the subsidiary guarantors named therein and The Bank of New York, as trustee, as supplemented by the first supplemental indenture dated as of February 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2007	GENESIS HEALTHCARE CORPORATION

	By:	/s/ James V. McKeon
		Name:	James V. McKeon
		Title:	Chief Financial Officer